Exhibit (e)(4)

VirtualScopics, Inc.

500 Linden Oaks

Rochester, New York 14625

(585) 249-6231

STRICTLY CONFIDENTIAL

June 24, 2015

Peter Ferola

BioTelemetry, Inc.

1000 Cedar Hollow Road

Malvern, Pennsylvania 19355

Dear Mr. Ferola:

Re: Proposed Discussions

In connection with your consideration of a possible negotiated transaction (“Transaction”) involving VirtualScopics, Inc., a Delaware corporation (together with its subsidiaries, the "Company") and BioTelemetry, Inc., a Delaware corporation (together with its affiliates, “you”), you and the Company have each requested information concerning the other. As a condition to such information being furnished, each of us (a “Recipient”) agrees to treat any information concerning the other (the “Discloser”) (whether prepared by the Discloser, its advisors or otherwise) which is furnished to the Recipient by or on behalf of the Discloser, and all information derived therefrom, including, without limitation, summaries, analyses, extracts, digests, notes and other documents reflecting such information, or any conversations with management or other representatives of the Discloser describing or relating thereto (collectively referred to herein as the "Evaluation Material") in accordance with the provisions of this agreement and to take or abstain from taking certain other actions herein set forth. The term Evaluation Material does not include information which (i) is already in the Recipient’s possession or becomes available to the Recipient or its Representatives (as defined below) on a non-confidential basis from a source not subject to a confidentiality agreement with, or other obligation of secrecy to, the Discloser, (ii) is or becomes generally available to the public other than as a result of disclosure by the Recipient or its affiliates, directors, officers, employees, agents, advisors or any representatives or agents thereof (collectively, its "Representatives") or (iii) is developed by the Recipient or its Representatives independent of any Evaluation Material. Neither party shall reverse engineer, decompile, disassemble, chemically analyze, modify or create works based on any Evaluation Material provided hereunder in tangible form, including without limitation, any product, sample, prototype, electronic media, composition or equipment.

Mr. Peter Ferola

June 24, 2015

1. Each of us recognizes and acknowledges the competitive value of the Evaluation Material of the other and the damage that could result from the disclosure thereof to third parties. Accordingly, we each agree that the Evaluation Material furnished by the other will be used solely for the purpose of evaluating, negotiating or implementing a Transaction between us, and that such information will be kept strictly confidential and not disclosed by either of us; provided, however, that (i) such information may be disclosed to those of our respective Representatives who need to know such information for the purpose of evaluating, negotiating or implementing a Transaction between us (it being understood that such Representatives shall be subject to confidentiality duties or obligations that are no less restrictive than the terms of this Agreement and informed of their obligation to comply with the terms hereof), (ii) any disclosure of such information may be made to which the Discloser has given its prior written consent and (iii) such information may be disclosed as required by law or regulation, including without limitation the rules and regulations of any exchange upon which the stock of either of us and, if applicable, our affiliates is traded (after compliance with paragraph 2 below). We each agree to be responsible for any breach of this agreement by our respective Representatives.

2. If a Recipient discovers any unauthorized disclosure or use of Evaluation Material by such Recipient or its Representatives, such Recipient shall notify the Discloser immediately of any such unauthorized use. In connection therewith, in addition to recovering monetary damages, the Discloser shall have the right to obtain a temporary restraining order and/or injunctive relief from any court in equity to halt or prevent the further dissemination or use of such Evaluation Material. Moreover, upon the Discloser's request, the Recipient shall reasonably cooperate in assisting the Discloser in terminating or preventing any third parties from disseminating or using such Evaluation Material. In the event that a Recipient or its Representatives are legally required (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or other processes) to disclose any Evaluation Material, such Recipient may so disclose such information provided that it shall (i) provide the Discloser with prompt notice of such request(s) and the documents requested so that the Discloser may seek an appropriate protective order and/or waive the Recipient’s compliance with the provisions of this agreement and (ii) consult with the Discloser as to the advisability of taking legally available steps to resist or narrow such request. We each further agree that, if in the absence of a protective order or the receipt of a waiver hereunder a Recipient or its Representatives are nonetheless legally required to disclose any of the Evaluation Material, it shall give the Discloser written notice of the Evaluation Material to be so disclosed as far in advance of its disclosure as is practicable, shall furnish only that portion of the Evaluation Material which is legally required to be furnished and shall use its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such Evaluation Material.

3. Upon the Discloser’s request, the Recipient and its Representatives shall promptly either deliver to the Discloser or destroy all Evaluation Material delivered to it and any other written material containing or reflecting any information in the Evaluation Material (such destruction to be certified in writing by a duly authorized officer, if requested by the Discloser), without retaining any copies, extracts or other reproductions in whole or in part of such written material. Notwithstanding the return or destruction of the Evaluation Material, the Recipient and its Representatives shall continue to be bound by obligations of confidentiality and other obligations hereunder.

Mr. Peter Ferola

June 24, 2015

4. (a) For a period of eighteen (18) months (the “Standstill Period”) from the date hereof, without the prior written consent of the Company or its Board of Directors, you shall not, and shall cause each of your Representatives not to, directly or indirectly, alone or in concert with others, (i) acquire, offer to acquire, or agree to acquire, by purchase, gift or otherwise, any securities (as defined below), or propose (or request permission to propose) or make any offer for any transaction involving the Company or its securities, other than the purchase of less than 1% of its equity securities in the ordinary course of business solely for investment purposes, (ii) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the United States Securities and Exchange Commission), or advise or seek to influence any person or entity with respect to the voting of, or giving of consents with respect to, any securities, (iii) form, join or in any way participate in a "group" (as such term is used in Rule 13d-5 of the Securities Exchange Act of 1934, as amended) or otherwise act to seek to control or influence the management, board of directors, policies or affairs of the Company, (iv) make any request to waive or amend any provision of this agreement (including this sentence) or otherwise take any action specified herein if, in the sole judgment of the Company, such request may require public disclosure by such party, (v) disclose any intention, plan or arrangement inconsistent with any of the foregoing or (vi) encourage any third party to do any of the foregoing. As used in this agreement, the term "securities" shall mean any securities of the Company and any direct or indirect warrants, rights or options to acquire securities of the Company.

(b) Without limiting the generality of the foregoing provisions of this Section 4, if at any time during the Standstill Period (i) any person shall commence a tender or exchange offer which, if consummated, would result in such person (or any of its affiliates) becoming the beneficial owner of 50.1% or more of the Company's outstanding securities, and in respect of such tender or exchange offer, the Company's board of directors does not, within 10 business days after the commencement thereof (or at any time thereafter at which the Company's board of directors publishes a position with respect to such tender or exchange offer), recommend against stockholders accepting and tendering their shares in such offer or (ii) the Company shall enter into and announce a definitive agreement providing for a Business Combination (as defined below) with, or a sale of all or substantially all of the Company's assets, taken as a whole, to, any person or entity (other than you or any of your affiliates), then you shall be permitted to submit a competing proposal or offer to acquire 100% of the outstanding capital stock of the Company. For purposes of this Section 4, "Business Combination" means any transaction not otherwise covered by paragraph (i) above that requires, for the consummation thereof, the approval of the Company's stockholders under applicable law, the Company's organizational instruments or the regulations of any national securities exchange, and which transaction, immediately following the consummation thereof, would result in the holders of the Company's outstanding securities owning less than 50.1% of the outstanding securities of the surviving or resulting corporation or of any ultimate parent entity thereof.

Mr. Peter Ferola

June 24, 2015

5. Except as required by law or regulation, including without limitation the rules and regulations of any exchange upon which the stock of either of us, and if applicable, our affiliates, is traded (after compliance with paragraph 2 above), without the prior written consent of the other party, neither of us will, and will direct our Representatives not to, disclose to any person either the fact that discussions or negotiations are taking or have taken place concerning a Transaction between us or any of the terms, conditions or other facts with respect to any such Transaction, including the status thereof.

6. Omitted.

7. For a period of two (2) years from the date of this agreement, you agree not to, directly or indirectly, employ or solicit for employment any officer, director or employee of the Company with whom you had contact during the course of the discussions contemplated hereby, except with the prior written approval of the Company; provided, that the foregoing restriction shall not apply with respect to any general solicitation not specifically directed to such officer, director or employee.

8. Each of us further agrees that all (i) communications regarding a Transaction, (ii) requests for additional information, (iii) requests for facility tours or management meetings, and (iv) discussions or questions regarding procedures, will be submitted or directed only to Eric Converse, Chief Executive Officer, or Bruce L. Lev, Managing Director, Loeb Holding Corporation, 125 Broad Street, 14th Floor, New York, New York 10004, 212-483-7017, or other person identified by the Company’s Board of Directors, in the case of the Company, and to Peter Ferola, in the case of BioTelemetry, Inc.

9. Each of us hereby acknowledge that we are aware (and that our Representatives have been or will be advised) that the United States securities laws restrict persons with material non-public information (“Insider Information”) about a company from purchasing or selling securities of such company or from communicating such information to a third party under circumstances in which it is reasonably foreseeable that such third party is likely to purchase or sell such securities. We each further acknowledge that we are aware (and that our Representatives have been or will be advised) that all or any portion of the Evaluation Material may qualify as Insider Information and that we and, as the case may be, our Representatives would be violating United States securities laws in the event of any purchase or sale of securities of the other party or any dissemination of such Insider Information to a third party if it is reasonably foreseeable that such party is likely to purchase or sell securities of the other party. Without in any way limiting any provision of this agreement, each of us agrees that it will not, directly or indirectly, engage in the purchase and sale of securities of the other party in violation of this paragraph or of any other provision of this agreement.

Mr. Peter Ferola

June 24, 2015

10. Each of acknowledges, on its own behalf and on behalf of its Representatives, that neither the Discloser nor any of its Representatives makes any representations or warranties, express or implied, as to the accuracy or completeness of the Evaluation Material, that neither such Discloser nor its Representatives shall have any liability whatsoever to the Recipient or its Representatives or any other person as a result of the use of the Evaluation Material or any errors therein or omissions therefrom by virtue of this agreement and that the Recipient and its Representatives shall assume full responsibility for all conclusions derived from the Evaluation Material. Each of us agrees that unless and until a definitive agreement between us with respect to any transaction contemplated by this agreement has been executed and delivered, neither of us will be under any legal obligation of any kind whatsoever with respect to such transaction by virtue of this agreement or any written or oral expression with respect to such transaction except, in the case of this agreement, for the matters specifically agreed to herein. It is understood and agreed that no failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this agreement by a party or its Representatives and that either of us shall be entitled, without the requirement of posting a bond or other security, to seek specific performance and injunctive or other equitable relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for a breach of this agreement, but shall be in addition to all other remedies available at law or in equity.

11. The validity and interpretation of this agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be fully performed therein (excluding the conflicts of laws rules). The parties hereto irrevocably submit to the jurisdiction of any court of the State of New York sitting in the County of Monroe or the United States District Court for the Western District of New York for the purpose of any suit, action or other proceeding arising out of this agreement, or any of the agreements or transactions contemplated hereby and (i) hereby irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court, (ii) to the extent that a party has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from any legal process therein, such party hereby waives, to the fullest extent permitted by law, such immunity and (iii) agree not to commence any action, suit or proceeding relating to this agreement or any transaction except in such court. The parties hereto hereby waive, and agree not to assert in any such suit, action or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of any such court, (ii) such party is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to such party or such party's property or (iii) any such suit, action or proceeding is brought in an inconvenient forum.

Mr. Peter Ferola

June 24, 2015

12. If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect and (ii) the invalid or unenforceable term or provision shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

13. For the convenience of the parties, any number of counterparts of this agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same agreement.

14. This agreement contains the entire agreement between the parties with respect to the confidentiality of the Evaluation Material and may not be amended except in writing signed by both parties hereto. No failure or delay by a party in exercising any right hereunder or any partial exercise thereof shall operate as a waiver thereof or preclude any other or further exercise of any right hereunder. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provisions of this agreement, which shall remain in full force and effect.

15. This agreement shall expire seven (7) years from the date hereof. Notwithstanding the foregoing, obligations of confidentiality and non-use with respect to any Evaluation Material identified as a trade secret by either party shall remain in place for so long as the applicable Evaluation Material retains its status as a trade secret under applicable law. This agreement supersedes any prior agreement or understanding between the parties hereto and their affiliates with respect to confidential information

16. The terms of this agreement shall control over any additional purported confidentiality requirements imposed by any offering memorandum, web-based database or similar repository of Evaluation Material to which the Recipient or any of its Representatives is granted access in connection with the evaluation, negotiation or consummation of the Transaction, notwithstanding acceptance of such an offering memorandum or submission of an electronic signature, “clicking” on an “I Agree” icon or other indication of assent to such additional confidentiality conditions, it being understood and agreed that its confidentiality obligations with respect to Evaluation Material are exclusively governed by this agreement and may not be enlarged except by a written agreement that is hereafter executed by each of the parties hereto.

[Signature Page Follows]

Mr. Peter Ferola

June 24, 2015

Very truly yours,

VirtualScopics, Inc.

By:	/s/ Eric Converse
Eric Converse
President and CEO

Accepted and agreed to as

of the date set forth above:

BioTelemetry, Inc.

By:	/s/ Peter Ferola
Name:	Peter Ferola
Title:	Senior Vice President and General Counsel